EXHIBIT 23.4

                           Consent of Higgs & Johnson

     We hereby consent to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Registration Statement on Form F-1 of Ultrapetrol (Bahamas) Limited (the "Registration Statement"), without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.


                                        /s/ Higgs & Johnson
                                        -----------------------------
                                        HIGGS & JOHNSON
                                        Nassau, Bahamas
                                        April 19, 2007